Report of Independent Registered Public
Accounting Firm

To the Board of Directors and Shareholders of iShares, Inc.


In planning and performing our audits of the financial statements of the funds of iShares, Inc., as listed in the Appendix A, (hereafter referred to as the "Funds") as of and for the periods ended August 31, 2016, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2016.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 21, 2016











































Appendix A

  iShares, Inc.

iShares
Core MSCI
Emerging
Markets
ETF
iShares
Currency
Hedged
MSCI
Emerging
Markets
ETF
iShares
Edge MSCI
Min Vol EM
Currency
Hedged
ETF
iShares
Edge MSCI
Min Vol
Emerging
Markets
ETF
iShares
Edge MSCI
Min Vol
Global ETF
iShares
Edge MSCI
Multifactor
Emerging
Markets
ETF
iShares
MSCI
Australia
ETF
iShares
MSCI
Austria
Capped ETF
iShares
MSCI
Belgium
Capped ETF
iShares
MSCI Brazil
Capped ETF
iShares
MSCI BRIC
ETF
iShares
MSCI
Canada ETF
iShares
MSCI Chile
Capped ETF
iShares
MSCI
Colombia
Capped ETF
iShares
MSCI EM
ESG
Optimized
ETF
iShares
MSCI
Emerging
Markets
Asia ETF
iShares
MSCI
Emerging
Markets
ETF
iShares
MSCI
Emerging
Markets
Small-Cap
ETF
iShares
MSCI
Eurozone
ETF
iShares
MSCI
France ETF
iShares
MSCI
Frontier
100 ETF
iShares
MSCI
Germany
ETF
iShares
MSCI
Global
Agriculture
Producers
ETF
iShares
MSCI
Global
Energy
Producers
ETF
iShares
MSCI
Global Gold
Miners ETF
iShares
MSCI
Global
Metals &
Mining
Producers
ETF
iShares
MSCI
Global
Silver
Miners ETF
iShares
MSCI Hong
Kong ETF
iShares
MSCI Israel
Capped ETF
iShares
MSCI Italy
Capped ETF
iShares
MSCI Japan
ETF
iShares
MSCI Japan
Small-Cap
ETF
iShares
MSCI
Malaysia
ETF
iShares
MSCI
Mexico
Capped ETF
iShares
MSCI
Netherlands
ETF
iShares
MSCI
Pacific ex
Japan ETF
iShares
MSCI
Russia
Capped ETF
iShares
MSCI
Singapore
ETF
iShares
MSCI South
Africa ETF
iShares
MSCI South
Korea
Capped ETF
iShares
MSCI Spain
Capped ETF
iShares
MSCI
Sweden
ETF
iShares
MSCI
Switzerland
Capped ETF
iShares
MSCI
Taiwan ETF
iShares
MSCI
Thailand
Capped ETF
iShares
MSCI
Turkey ETF
iShares
MSCI USA
Equal
Weighted
ETF
iShares
MSCI
World ETF


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